UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)
SCHEDULE 14C INFORMATION

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Securities Exchange Act of 1934

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USD Partners LP

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USD Partners LP
811 Main Street, Suite 2800
Houston, TX 77401

NOTICE OF ACTION BY WRITTEN CONSENT

We are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy

To the Unitholders of USD Partners LP:

The purpose of this notice of action by written consent and information statement is to advise the unitholders of USD Partners LP (the “Partnership”) of the approval, by written consent, of the USD Partners LP Amended and Restated 2014 Long-Term Incentive Plan (the “A/R LTIP”). The A/R LTIP provides for the grant of restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards to officers, employees, consultants and directors of the Partnership, USD Partners GP LLC, the Partnership’s general partner (the “General Partner”) and its affiliates, and the Partnership’s subsidiaries. This notice and information statement is being mailed on or about October 27, 2017 to unitholders of record of the Partnership as of October 12, 2017.

We are not asking you to approve the A/R LTIP. The A/R LTIP was unanimously approved by the board of directors of our General Partner on April 27, 2017. Although approval by unitholders of the A/R LTIP is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because, on October 12, 2017, the holders of a majority of our outstanding total common units, subordinated units and Class A units as of that date (the “Consenting Majority Unitholders”) approved the A/R LTIP by a written consent in lieu of a special meeting of the unitholders to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. Such action by written consent is sufficient to adopt the A/R LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the A/R LTIP and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholder as described above, under applicable securities regulations, the A/R LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the A/R LTIP can become effective is November 16, 2017. A copy of the A/R LTIP is attached to the accompanying information statement as Annex A. Under the rules of the Securities and Exchange Commission (the “SEC”) and Delaware law, we are required to furnish you with certain information concerning the A/R LTIP and this action by the Consenting Majority Unitholder. This notice and the accompanying information statement shall constitute notice to you as required by the rules of the SEC, our Second Amended and Restated Agreement of Limited Partnership and Delaware law.

If you have any questions, please contact our Investor Relations Department at (281) 291-3965.

Sincerely,

/s/ Keith Benson
Keith Benson
General Counsel and Secretary of
USD Partners GP LLC

This notice and the accompanying information statement are dated and are first being mailed to our unitholders on or about October 27, 2017.

USD Partners LP
811 Main Street, Suite 2800
Houston, TX 77401

INFORMATION STATEMENT

We are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy

To the Unitholders of USD Partners LP:

This information statement is being furnished to the unitholders of USD Partners LP (the “Partnership”) of record as of October 12, 2017 to provide information about the USD Partners LP Amended and Restated 2014 Long-Term Incentive Plan (the “A/R LTIP”). The A/R LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards, to officers, employees, consultants and directors of the Partnership, USD Partners GP LLC, the Partnership’s general partner (the “General Partner”) and its affiliates, and the Partnership’s subsidiaries.

We are not asking you to approve the A/R LTIP. The A/R LTIP was unanimously approved by the board of directors of our General Partner. Although approval by unitholders of the A/R LTIP is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because, on October 12, 2017, the holders of a majority of our outstanding total common units, subordinated units and Class A units as of that date (collectively, the “Consenting Majority Unitholders”), also approved the A/R LTIP by a written consent in lieu of a special meeting of the unitholders to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. This action by written consent will be sufficient to adopt the A/R LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the A/R LTIP and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholders as described above, under applicable securities regulations, the A/R LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the A/R LTIP can become effective is November 16, 2017. A copy of the A/R LTIP is attached to this information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.

Neither the SEC nor any state securities commission has approved or disapproved of the A/R LTIP, passed upon the merits or fairness of the A/R LTIP or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

This information statement is dated and is first being mailed to our unitholders on or about October 27, 2017.

Sincerely,

/s/ Keith Benson
Keith Benson
General Counsel and Secretary of
USD Partners GP LLC

ACTION BY THE BOARD OF DIRECTORS OF THE GENERAL PARTNER

AND CONSENTING MAJORITY UNITHOLDER

On April 27, 2017, the board of directors of USD Partners GP LLC (our “General Partner”), the general partner of USD Partners LP (together with its consolidated subsidiaries, the “Partnership,” “we,” “our” or “us”), unanimously approved resolutions adopting the USD Partners LP Amended and Restated 2014 Long-Term Incentive Plan (the “A/R LTIP”), subject to the requisite unitholder approval as required by the rules of the New York Stock Exchange (“NYSE”). The A/R LTIP provides for the grant of restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards to officers, employees, consultants and directors of the Partnership, the General Partner and the Partnership’s subsidiaries. The A/R LTIP will authorize up to 3,654,167 common units, inclusive of the 1,654,167 common units authorized under the Partnership’s 2014 Long-Term Incentive Plan (the “Current LTIP” and together with the A/R LTIP, the “LTIP”), of the Partnership for grants and issuances under the A/R LTIP. Under Delaware law and under our Second Amended and Restated Agreement of Limited Partnership, dated as of October 15, 2014 (the “Partnership Agreement”), any action that may be taken at a meeting of unitholders may be taken without a meeting if approval in writing setting forth the action so taken is signed by the holders of outstanding limited partner interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all limited partner interests were present and voted. The action taken by the board of directors of the General Partner (the “Board”) on April 27, 2017, regarding the A/R LTIP was approved by the written consent of the holders of a majority of our outstanding total common units, subordinated units and Class A units of USD Partners LP as of October 12, 2017, to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. Consequently, no meeting of our common unitholders is required to be or will be held to approve the A/R LTIP.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, unitholders are not entitled to any dissenter’s right of appraisal with respect to the above action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 12, 2017, there were a total of 19,573,699 common units, 6,278,127 subordinated units and 82,500 Class A units issued and outstanding. Each holder of common units, subordinated units or Class A units is entitled to one vote for each such common unit, subordinated unit or Class A unit held by such holder. As of October 12, 2017, the Consenting Majority Unitholders were the owners of 5,278,963 common units, 6,278,127 subordinated units and 65,000 Class A units, representing a majority of the issued and outstanding common units, subordinated units and Class A units of USD Partners LP. The Consenting Majority Unitholders, as the holders of a majority of our outstanding common units, subordinated units and Class A units, have approved the A/R LTIP as described above.

Preemptive Rights. Pursuant to our Partnership Agreement, no person, other than our General Partner, has any preemptive, preferential or other similar rights with respect to the issuance of our equity securities, including our common units. Our General Partner has the right, which it may assign to any of its affiliates, to purchase equity securities from us whenever, and on the same terms that, we issue equity securities to persons other than our General Partner and its affiliates, to the extent necessary for the General Partner and its affiliates to maintain their percentage ownership equal to any or all of the percentage ownership that existed immediately prior to the issuance of such equity securities.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of October 12, 2017, with respect to persons known to us to be the beneficial owners of more than 5% of our common units or subordinated units, and the named executive officers as named in our Annual Report on Form 10-K for the year ended December 31, 2016 (the “NEOs”), directors and executive officers of USD Partners GP LLC as a group. The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Subordinated Units Beneficially Owned	Class A Units Beneficially Owned	Percentage of Total Common Units, Subordinated Units and Class A Units Beneficially Owned
US Development Group LLC(2)	5,278,963	6,278,127	—	44.6%
USD Holdings LLC(3)	2,401,928	2,856,548	—	20.3%
ECP ControlCo, LLC(4)	2,597,249	3,088,838	—	22.0%
Advisory Research, Inc.(5)	3,178,869	—	—	12.3%
Nuveen Energy MLP Total Return Fund(6)	980,540	—	—	3.8%
Dan Borgen(7)	115,808	—	27,500	*
Schuyler Coppedge	—	—	—	*
Mike Curry(8)	18,649	—	—	*
Douglas Kimmelman	50,000	—	—	*
Thomas Lane	50,000	—	—	*
Jane O’Hagan(9)	—	—	—	*
Brad Sanders(10)	175,202	—	20,000	*
Stacy Smith(11)	71,563	—	—	*
Jeff Wood(12)	33,166	—	—	*
Paul Tucker(13)	42,948	—	5,000	*
Keith Benson(14)	6,038	—	—	*
All Directors and Executive Officers as a Group (13 Persons)(15)	594,258	—	65,000	2.6%

(1)	Unless otherwise indicated, the address for each beneficial owner is 811 Main Street, Suite 2800, Houston, Texas 77002.
(2)	US Development Group LLC (“USD”), through its 100% ownership of USD Group LLC (which owns 100% of our general partner), is the indirect owner of 5,278,963 common units, 6,278,127 subordinated units and 461,136 general partner units. USD Group LLC holds the common units and subordinated units directly and is the sole owner of the member interests of our general partner. USD Group LLC is managed by USD. USD is managed by a seven person board of directors that includes Dan Borgen, Mike Curry, James Hutson-Wiley, Schuyler Coppedge, Douglas Kimmelman, Thomas Lane and Alan Crown. The board of directors of USD exercises voting and dispositive power over the units held by USD Group LLC and acts by majority vote. Messrs. Borgen, Coppedge, Curry, Hutson-Wiley, Kimmelman, Lane and Crown are thus not deemed to have beneficial ownership of the units owned by USD Group LLC.
(3)	USD Holdings, LLC is a 45.5% member of USD and may therefore be deemed to indirectly beneficially own 2,401,928 common units, 2,856,548 subordinated units and 209,817 general partner units held by USD. As holders of a 45.5% voting interest of USD, USD Holdings, LLC is entitled to elect three directors of USD. USD Holdings LLC is managed by its managers, Mike Curry, Dan Borgen and James Hutson-Wiley. Neither Messrs. Curry, Borgen nor Hutson-Wiley are deemed to beneficially own, and they disclaim beneficial ownership of, any common units or subordinated units beneficially owned by our general partner or USD.
(4)	Energy Capital Partners III-A, LP, Energy Capital Partners III-B (USD IP), LP, and Energy Capital Partners III-C (USD IP), LP (collectively, the “ECP Funds”) are members of USD, collectively holding a 49.2% interest in USD, and may therefore be deemed to indirectly beneficially own 2,597,249 common units, 3,088,838 subordinated units and 226,878 general partner units held by USD. ECP ControlCo, LLC (“ECP ControlCo”) is the managing member of Energy Capital Partners III, LLC (“ECP”), which is the direct or indirect general partner of each of the ECP Funds, and, as such, each of ECP Control Co and ECP may be deemed to beneficially own the units beneficially owned by the ECP Funds. Douglas Kimmelman, Thomas Lane, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio are the managing members of ECP ControlCo and share the power to vote and dispose of the securities beneficially owned by ECP Control Co. Each of Messrs. Kimmelman, Lane, Singer, Labbat, Reeder and D’Argenio disclaim any beneficial ownership of the units beneficially owned by ECP ControlCo. As holders of a 49.2% voting interest of USD, the ECP Funds are entitled to elect three directors of USD and have veto rights over certain actions by USD and its subsidiaries. Douglas Kimmelman, Thomas Lane and Schuyler Coppedge are each a member of the board of directors of our general partner as representatives of the ECP Funds. The business address for each of the entities and individuals listed in this footnote (other than USD) is 51 John F. Kennedy Parkway, Suite 200, Short Hills, New Jersey 07078.

(5)	Based solely on a Schedule 13G/A filed by Advisory Research, Inc. (“ARI”) on February 14, 2017. The Schedule 13G/A states that ARI has shared voting power over 3,178,869 of the common units and shared dispositive power over all 3,185,224 of the common units. The Schedule 13G/A states that ARI, a wholly-owned subsidiary of Piper Jaffray Companies and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the 3,185,224 common units as a result of acting as investment adviser to various clients. The Schedule 13G/A states that Piper Jaffray Companies may be deemed to be the beneficial owner of these 3,185,224 common units through control of ARI. However, Piper Jaffray Companies disclaims beneficial ownership of such common units. The address of the ARI is 180 N Stetson Ave., Suite 5500, Chicago, IL 60601, and the address of Piper Jaffray Companies is 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402.
(6)	Based solely on a Schedule 13G/A filed by Advisory Research, Inc. (“ARI”) on February 14, 2017. The Schedule 13G/A states that Nuveen Energy MLP Total Return Fund has shared voting and dispositive power over 980,540 of the common units. The Schedule 13G/A states that Nuveen Energy MLP Total Return Fund is an investment company registered under section 8 of the Investment Company Act of 1940, is the beneficial owner of 980,540 common units as a result of acting as an investment company. The Schedule 13G/A states that Nuveen Energy MLP Total Return Fund may be deemed to be the beneficial owner of these 980,540 common units. However, Nuveen Energy MLP Total Return Fund disclaims beneficial ownership of such common units. The address of Nuveen Energy MLP Total Return Fund is 333 West Wacker Dr., Chicago IL 60606.
(7)	Excludes 152,902 phantom units granted under the LTIP. The phantom units generally vest in equal annual installments over a four year service period commencing on the one year anniversary of the grant.
(8)	Excludes 59,762 phantom units granted under the LTIP. The phantom units generally vest in equal annual installments over a four year service period commencing on the one year anniversary of the grant.
(9)	Excludes 8,333 phantom units granted under the LTIP. The phantom units will vest on February 16, 2018.
(10)	Excludes 146,938 phantom units granted under the LTIP. The phantom units generally vest in equal annual installments over a four year service period commencing on the one year anniversary of the grant.
(11)	Excludes 8,333 phantom units granted under the LTIP. The phantom units will vest on February 16, 2018.
(12)	Excludes 8,333 phantom units granted under the LTIP. The phantom units will vest on February 16, 2018.
(13)	Excludes 73,148 phantom units granted under the LTIP. The phantom units vest in equal annual installments over a four year service period commencing on the one year anniversary of the grant.
(14)	Excludes 66,710 phantom units granted under the LTIP. The phantom units generally vest in equal annual installments over a four year service period commencing on the one year anniversary of the grant.
(15)	Excludes 620,616 phantom units granted under the LTIP.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

General

We and our general partner were formed in June 2014 and did not pay or accrue any obligations with respect to compensation for directors or officers prior to our initial public offering in October 2014. In addition, we do not directly employ any of the persons responsible for managing our business. Our general partner, under the direction of its board of directors, is responsible for managing our operations and for obtaining the services of the employees that operate our business. However, we sometimes refer to the employees and officers of our general partner and its affiliates as our employees and officers in this report.

As an “emerging growth company,” or EGC, as defined under the applicable rules of the SEC, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to EGCs. This executive compensation disclosure provides an overview of the executive compensation paid to the named executive officers, or NEOs, identified below for their services to us in 2016. For 2016, we determined the NEOs to be as follows:

•         Dan Borgen, Principal Executive Officer and Director

•         Paul Tucker, Senior Vice President, Chief Operating Officer

•         Keith Benson, General Counsel

Effective January 1, 2017, Paul Tucker became the Executive Vice President and Chief Integration & Relationship Officer of our Sponsor and our general partner.

For 2016 and all prior periods, all of the individuals who served as executive officers of our business were employed by USD or its affiliates other than us and, in addition to their responsibilities related to our business, also performed services for USD that were unrelated to us. Except with respect to our Class A units and with respect to awards granted under our USD Partners LP 2014 Long-Term Incentive Plan, or LTIP, all responsibility and authority for compensation-related decisions for the NEOs remains with USD and its affiliates, and such decisions are not subject to any approval by us, our general partner’s board of directors or any committees thereof. Other than the Class A units or awards granted under the LTIP, USD and its affiliates have the ultimate decision-making authority with respect to the total compensation of their and their subsidiaries’ executive officers and their employees. We incur a fixed annual cash charge for the services rendered to us and our general partner by the NEOs, the amount of which is set forth under the terms of the omnibus agreement. We also reimburse USD and its affiliates a separate amount in respect of the salaries and matching contributions associated with 401(k) deferrals of our NEOs based upon the percentage of time that an NEO estimates is devoted to us and our subsidiaries for a given year. Compensation related to Class A units and awards granted under the LTIP are presented in the tables below at the fair value of the units on the grant date, although for financial reporting purposes, such amounts are recognized as compensation expense ratably over the vesting period, typically a four-year period.

Summary Compensation Table

The following table summarizes total compensation for services rendered to us by the NEOs during 2016 and 2015. All of our NEOs provide services to both us and USD and its affiliates other than us. Cash amounts paid for services to us (which amounts are shown in the “Salary” column of the table below) include the fixed fees that we pay to USD for the services of each of the NEOs under the terms of the omnibus agreement, as well as the portion of the base salary that is separately allocated to us and reimbursed by us to USD. The NEOs also received other compensation from USD for services unrelated to us.

SUMMARY COMPENSATION TABLE

		Salary (1)	Unit Awards (2)	All Other Compensation (3)	Total
Name and Principal Position	Year	($)	($)	($)	($)
Dan Borgen	2016	330,750	378,588	—	709,338
Principal Executive Officer and Director	2015	151,636	400,116	2,310	554,062
Paul Tucker	2016	63,216	194,684	1,643	259,543
Senior Vice President, Chief Operating Officer	2015	136,260	379,540	1,748	517,548
Keith Benson	2016	232,422	184,090	—	416,512
General Counsel	2015	42,500	372,690	1,530	416,720

(1)	The amounts presented reflect the portion of the fixed fee and variable amounts that we pay to USD for the NEOs’ services under Schedule C and as otherwise set forth under the terms of the omnibus agreement, as well as the portion of the base salary that is separately allocated to us and reimbursed by us to USD.
(2)	The amounts presented for 2016 and 2015 represent the grant date fair value of Phantom Unit awards granted pursuant to our LTIP. Each Phantom Unit is the economic equivalent of one of our common units, and awards vest in four equal annual installments commencing on the one-year anniversary of the issuance date, subject to vesting acceleration in certain circumstances as discussed below under the heading “Potential Payments Upon Termination or Change in Control.” The value attributed to each Phantom Unit is $6.39 for the Phantom Unit awards granted in 2016 and $12.78 for the Phantom Unit awards granted in 2015, in each case representing the closing price of our common units as stated on the NYSE on February 25, 2016, and February 13, 2015, respectively, except for the awards for Mr. Benson, which were granted on March 2, 2015, at which time the closing price of our common units was $12.92 as stated on the NYSE.
(3)	The amounts presented represent the amounts we are charged for the matching contributions made by USD associated with 401(k) deferrals of each NEO based upon the percentage of time that an NEO estimates is devoted directly to our subsidiaries for the specified year.

Narrative Disclosure to Summary Compensation Table

Neither we, our general partner, nor any of our subsidiaries have employees. USD is contractually obligated to provide its and its subsidiaries’ employees and other personnel necessary for us to conduct our operations. This includes all of our executive officers. The executive officer compensation is paid by USD or its applicable affiliate. We pay USD fixed and variable amounts each month for the services of our executive officers.

Our general partner’s board of directors has adopted the LTIP on our behalf. Substantially all officers, employees, consultants and directors of our general partner and its affiliates who contribute to our business are eligible to receive awards under the LTIP. Awards under the LTIP are approved by our general partner’s board of directors. Our general partner’s board of directors has granted awards of Phantom Units pursuant to the LTIP, which represent the right to receive our common units or, in the discretion of the board, cash payments based on the value of our common units. The following table sets forth the Phantom Units granted to our NEOs for the respective year:

Name	Year	Phantom Unit Award
Dan Borgen	2016	59,247
	2015	31,308
Paul Tucker	2016	30,467
	2015	29,698
Keith Benson	2016	28,809
	2015	28,846

The Phantom Units vest in four equal annual installments over a four-year period, subject to accelerated vesting in certain circumstances. For more information about accelerated vesting of the Phantom Units, see the discussion below under the heading “Potential Payments Upon Termination or Change in Control.” In addition, the Phantom Unit awards to our NEOs were granted with corresponding distribution equivalent rights, or DERs, which represent the right to receive payments in an amount equal to any distributions made by us with respect to our common units underlying the Phantom Units. The DERs remain outstanding until the earlier of the vesting or forfeiture of the related Phantom Unit.

Prior to our IPO, our general partner also granted Class A units in us to certain of our NEOs and other key employees as discussed below.

Class A Unit Awards

In August 2014, our general partner’s board of directors granted Class A unit awards to our NEOs as follows: Mr. Borgen - 55,000 Class A units and Mr. Tucker - 10,000 Class A units. The Class A units are limited partner interests in our partnership that entitle the holder to distributions that are equivalent to the distributions paid in respect of our common units (excluding any arrearages of unpaid minimum quarterly distributions from prior quarters). The Class A units vest in four equal annual installments over a four-year period (each of which we refer to as a Class A Vesting Tranche), subject to us growing our annualized distributions each year. If we do not achieve positive distribution growth in any of these years, the Class A units in the Class A Vesting Tranche that would otherwise vest for that year will be forfeited. The Class A units are also subject to vesting acceleration in certain circumstances. For more information about vesting acceleration of the Class A units, see the discussion below under the heading “Potential Payments Upon Termination or Change in Control.”

The Class A units convert into our common units upon vesting. The number of common units into which the Class A units will convert upon vesting is tied to the level of our distribution growth for the applicable year. If the Class A units in a Class A Vesting Tranche vest, but we grow our annualized distribution by less than 10%, the Class A units in that Class A Vesting Tranche will convert into common units one-for-one. If we grow our annualized distribution by 10% or more, the Class A units in that Class A Vesting Tranche will convert into common units based on a conversion factor of 1.25 for the first Class A Vesting Tranche, 1.5 for the second Class A Vesting Tranche, 1.75 for the third Class A Vesting Tranche and 2.0 for the last Class A Vesting Tranche. In February 2016, the first Class A Vesting Tranche vested and was converted into common units on a one-for-one basis. In February 2017, the second Class A Vesting Tranche vested and was converted into common units on a one-for-one and one-half basis.

Outstanding Equity Awards at Fiscal Year-End 2016

The following table shows outstanding equity awards for our NEOs. All values are shown as of December 31, 2016.

	Unit Awards
	Phantom Units		Class A units
Name	Number of shares or units of stock that have not vested (1)(#)	Market value of shares or units of stock that have not vested (2)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)(#)	Equity Incentive Plan Awards: Market or Payout of Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)($)
Dan Borgen	82,728	1,307,102	41,250	651,750
Paul Tucker	52,740	833,292	7,500	118,500
Keith Benson	50,443	796,999	—	—

(1)	The Phantom Units were granted in February 2015 and 2016 for Messrs. Borgen and Tucker and March 2015 and February 2016 for Mr. Benson. Each Phantom Unit represents the economic equivalent of one of our common units, and awards vest in four equal annual installments commencing on the one-year anniversary of the issuance date, subject to continued employment.
(2)	The value is based on the closing market price of a common unit on December 30, 2016, the last trading day for 2016, of $15.80 per unit. The amounts shown for the Class A units assume that the Class A units would convert into our common units at a ratio of one-for-one.
(3)	The Class A units were granted on August 18, 2014, and vest in four equal annual installments (with the first installment having vested on February 22, 2016, the first business day following the payment of our regular quarterly distribution in respect of the calendar quarter ended December 31, 2015), subject to continued employment and to us achieving the distribution growth required for the applicable tranche to vest.

Potential Payments Upon Termination or Change in Control

None of our NEOs have entered into any employment, severance or similar agreements in relation to their services to us or our general partner and, except with respect to the Class A units and Phantom Units issued pursuant to our LTIP, as of December 31, 2016, there were no arrangements pursuant to which our NEOs would receive any payments or benefits in connection with a change in control of us.

The terms of the Class A units that were granted to our NEOs provide that if (i) the executive’s employment is terminated without cause or due to his death or disability, (ii) the executive resigns his employment for good reason or (iii) there is a change in control of our partnership, the Class A units will fully vest and convert into common units based on the maximum conversion factor that could have applied to such Class A units. For additional information, please refer to the discussion above under the heading “Class A Unit Awards.”

The Phantom Unit awards granted pursuant to the LTIP generally contemplate that the individual grants of Phantom Units will vest in four equal annual installments based on the grantee’s continued employment through the vesting dates, subject to acceleration upon (i) the grantee’s death or disability, (ii) upon a change in control of the Partnership or our general partner that also results in the grantee's involuntary termination, or (iii) upon termination of the grantee's service without cause (as defined in the LTIP) or resignation for good reason, in either case following a change in control of the Partnership or our general partner. The board of directors of our general partner may also accelerate the vesting of the Phantom Units in its discretion within 60 days following the grantee's termination for any reason other than cause.

“Cause” when defined for purposes of the Class A units generally means (i) an act of gross negligence or willful misconduct that adversely affects USD or its affiliates, (ii) an act of fraud, theft or embezzlement, (iii) a conviction of guilty or nolo contendere plea with respect to certain crimes, (iv) a breach of applicable material policies or agreements or (v) the refusal to perform reasonable duties following notice and opportunity to cure.

“Good reason” for purposes of the Class A units is generally defined as (x) a material diminution in duties or responsibilities, (y) a material diminution in base salary or (z) a relocation of principal place of employment by more than 50 miles, in each case subject to a notice and cure right for us or our affiliates.

2016 Director Compensation Table

As a partnership, we are managed by our general partner. The members of the board of directors of our general partner perform for us the functions of a board of directors of a business corporation. Our general partner has implemented a director compensation policy for members of the board of directors who are not officers, employees or paid consultants or advisors of us or our general partner or USD or Energy Capital Partners. We are allocated 100% of the director compensation of such board members. Such directors are expected to receive an annual compensation package valued at approximately $200,000. For 2016, approximately one-third of this amount was paid in the form of a cash retainer and the remaining two-thirds was provided in the form of a unit based award (with distribution equivalent rights) under the USD Partners LP 2014 Long-Term Incentive Plan. The Phantom Units (with distribution equivalent rights) granted to the directors are subject to the same terms and conditions, including vesting acceleration, as the grants to our NEOs, except the awards vest over a one-year period (instead of a four-year period) following the grant date. Such directors also receive reimbursement for out-of-pocket expenses associated with attending board or committee meetings and director and officer liability insurance coverage. Officers, employees or paid consultants or advisors of us or our general partner or its affiliates who also serve as directors do not receive additional compensation for their service as directors. All directors are indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law and are reimbursed for all expenses incurred in attending to his or her duties as a director.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1) ($)	Unit Awards (2) ($)	Total ($)
Jane O'Hagan	66,667	138,088	204,755
Stacy Smith	66,667	138,088	204,755
Jeff Wood	66,667	138,088	204,755

(1)	The amounts reflected in this column represent the director cash retainer payments made during 2016.
(2)	Each of Ms. O'Hagan, Mr. Smith and Mr. Wood were granted 21,610 Phantom Unit awards on February 25, 2016, pursuant to our LTIP, with a fair value of $6.39 per unit, which amount is based on the closing price of one of our common units on the day of the grant. At December 31, 2016, Ms. O'Hagan, Mr. Smith and Mr. Wood each held 21,610 Phantom Units. Each of the Phantom Units granted will vest in total on the one-year anniversary of the grant date.

Compensation Committee Interlocks and Insider Participation

As discussed above, the board of directors of our general partner is not required to maintain and does not maintain a compensation committee.

Mr. Borgen and Mr. Sanders do not participate in the determination of their respective compensation as officers of our general partner.

ADOPTION OF THE A/R LTIP

The aggregate number of common units that may be delivered with respect to awards under the Current LTIP is 1,654,167. Under the Current LTIP, as of October 12, 2017, 1,426,455 common units have been delivered or are reserved for outstanding unvested awards, and 177,952 common units remain available for future awards. There are currently 1,138,077 common units subject to outstanding awards of phantom units that have not yet vested. The market value of all unvested phantom units outstanding under the Current LTIP as of October 12, 2017, was $13,517,585.06, based on the closing price of the common units on that date. Our outstanding phantom units were originally granted with four-year annual vesting schedules.

The A/R LTIP will increase the number of common units of the partnership authorized for grants and issuance from 1,654,167 to 3,654,167. The A/R LTIP was unanimously approved by the board of directors of our General Partner on April 27, 2017, and approved by the Consenting Majority Unitholders on October 12, 2017. The Consenting Majority Unitholders collectively hold a majority of our outstanding common and subordinated units. Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholders, under applicable securities regulations, the A/R LTIP may not become effective until at least 20 calendar days after the date this information statement is first sent or given to our unitholders. Therefore, the earliest possible date on which the A/R LTIP can become effective is November 16, 2017. We intend to file a registration statement pursuant to the Securities Act of 1933, as amended, on Form S-8, to register the additional common units authorized to be granted under the A/R LTIP. A copy of the A/R LTIP is attached to this information statement as Annex A, which you should refer to for further details of the plan and awards that may be made thereunder.

Description of the A/R LTIP

The description of the A/R LTIP set forth below is a summary of the material features of the A/R LTIP. This summary, however, does not purport to be a complete description of all the provisions of the A/R LTIP. The following summary is qualified in its entirety by reference to the full text of the A/R LTIP, a copy of which is attached hereto as Annex A and incorporated herein by reference.

Common Units Subject to the A/R LTIP

The maximum number of common units that may be delivered with respect to awards under the A/R LTIP is 3,654,167 common units.

As is the case under the Current LTIP, the common units deliverable pursuant to an award under the A/R LTIP may consist, in whole or in part, of:

•	common units acquired in the open market,
•	common units acquired from the Partnership, any of its affiliates or any other person,
•	common units otherwise issuable by the Partnership, or
•	any combination of the foregoing.

To the extent an award is forfeited, cancelled, exercised, paid or otherwise terminates or expires without the actual delivery of common units pursuant to such award, then the common units subject to such award will again be available for awards under the A/R LTIP.

Administration

The A/R LTIP is administered by the Board, but may be administered by a committee appointed by the Board to administer the A/R LTIP, or as necessary to comply with applicable legal requirements or listing standards. The term “administrator” as used in this summary refers to the Board or any committee of the Board appointed by the Board to administer the A/R LTIP. The administrator has the full authority, subject to the terms of the A/R LTIP, to:

•	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the A/R LTIP,

•	designate participants under the A/R LTIP,
•	determine the number of common units to be covered by awards,
•	determine the type or types of awards to be granted to a participant, and
•	determine the terms and conditions of any award.

Eligibility

All employees, consultants and directors of the Partnership, the General Partner and their affiliates are eligible to be selected to participate in the A/R LTIP. Based on historic compensation practices, approximately 73 employees and consultants, as well as three non-employee directors, are eligible to receive awards under the A/R LTIP; however, the number of employees, consultants and non-employee directors is subject to change as the number of individuals in our and our General Partner’s businesses are adjusted to meet our operational requirements.

Term of the A/R LTIP

The A/R LTIP shall continue in effect until the date terminated by the Board.

Awards under the A/R LTIP

Restricted Units and Phantom Units. A restricted unit is a common unit that is subject to forfeiture while it remains unvested. Upon vesting, the forfeiture restrictions lapse and the participant holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the participant to receive a common unit upon the vesting of the phantom unit or, in the discretion of the administrator, cash equal to the fair market value of a common unit. The administrator may make grants of restricted and phantom units under the A/R LTIP that contain such terms, consistent with the A/R LTIP, as the administrator may determine are appropriate, including number of restricted units or phantom units subject to the award and the vesting and forfeiture conditions applicable to the awards. To the extent provided by the administrator, in its discretion, a grant of restricted units may provide that the distributions made by the Partnership with respect to the restricted units will be subject to the same forfeiture and other restrictions as the restricted units to which such distributions relate. The administrator, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.

Distribution Equivalent Rights. The administrator may grant distribution equivalent rights under the A/R LTIP. A distribution equivalent right is a contingent right to receive an amount in cash, common units, restricted units and/or phantom units equal in value to the distributions made by the Partnership with respect to a common unit during the period the award is outstanding.

Options and Unit Appreciation Rights. Options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units as of the exercise date over a specified exercise price. Options and unit appreciation rights may be granted to such eligible individuals and with such terms as the administrator may determine, consistent with the terms of the A/R LTIP; however, the exercise price of an option or unit appreciation right may not be less than the fair market value of a common unit on the date of grant (except with respect to such awards granted in substitution for similar awards held by individuals who become employees, directors or consultants of the Partnership, the General Partner or one of their affiliates as a result of a merger, consolidation or acquisition by the Partnership or an affiliate). To date, no options or unit appreciate rights have been awarded under the A/R LTIP.

Other Unit-Based Awards. The A/R LTIP also permits the grant of “other unit-based awards,” which are awards that, in whole or in part, are valued or based on or related to the value of a common unit. The administrator will determine the terms and conditions of any other unit-based award. An other unit-based award may be paid in cash, common units (including restricted units) or any combination thereof as provided in the applicable award agreement.

Adjustments

Upon the occurrence of any “equity restructuring” that could result in additional compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) if adjustments to awards with respect to such event were discretionary, the administrator will (a) equitably adjust the number and type of common units covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event and (b) adjust the number and type of common units with respect to which future awards may be granted under the A/R LTIP. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to awards were discretionary, the administrator will have complete discretion to adjust awards in the manner it deems appropriate.

Amendments

The administrator may amend, alter, suspend, discontinue or terminate the A/R LTIP in any manner at any time for any reason or for no reason, without the consent of any person, except as otherwise required by applicable law or the rules of the principle securities exchange on which the common units are traded. The administrator may also waive any conditions or rights under, amend any terms of, or otherwise alter any outstanding award, provided that, other than as described above under “—Adjustments,” no change in any award may materially reduce the rights or benefits of a participant with respect to an award without the consent of such participant.

United States Federal Income Tax Consequences of Unit Options

The following is a general summary under current law of the material U.S. federal income tax consequences to a U.S. participant granted an option under the A/R LTIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences (except, with respect to federal employment taxes, to the limited extent discussed below). The sections titled “—Additional Tax Consequences for Holders of Units” and “—Potential Self Employment Consequences” discuss additional tax consequences that may apply to a participant as a holder of common units issued pursuant to an award under the A/R LTIP.

Options. A participant will not have taxable income on the grant or vesting of the option. The participant generally will recognize ordinary income at the time of exercise in an amount equal to the aggregate fair market value of the common units at the time of exercise less the aggregate exercise price. The participant’s initial basis in each common unit generally will be the fair market value of a common unit on the date the participant exercises the option. Any subsequent gain or loss will generally be taxable as capital gain or loss.

Additional Tax Consequences for Holders of Units. To the extent a participant receives common units, there will be additional tax consequences to the participant as a unitholder. In particular, each unitholder of the Partnership is required to report on his or her individual income tax return his or her allocable share of income, gains, losses and deductions of the Partnership in computing his or her federal income tax liability, regardless of whether cash distributions are made by the Partnership. Distributions by the Partnership to a unitholder generally are not taxable unless the amount of cash distributed exceeds the unitholder’s adjusted basis in his or her common units.

Potential Self Employment Consequences. If a participant receives common units in the Partnership and is deemed to be an employee of the Partnership, the issuance of those units may cause wages paid to the participant to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the participant will be required to make quarterly income tax payments rather than having amounts withheld by the Partnership or its affiliates. Additionally, if self-employed, the participant will be required to pay the full amount of all employment taxes on his or her compensation, whereas employees are only responsible for 50% of such taxes. In addition, if required to be treated as a self-employed partner, the participant will not be able to participate in certain welfare benefit plans that may be maintained by the Partnership or its affiliates, such as so-called “cafeteria” plans, and the cost of employer-provided health and life insurance benefits will be includible in the participant’s taxable income (but may also be deductible to a limited extent). To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees. It is not presently intended to treat participants who receive units in the Partnership as self-employed partners with respect to the wages paid to such participants.

Section 409A of the Code. Certain awards under the A/R LTIP, including option awards, may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A of the Code, or is not operated in accordance with those requirements, all amounts deferred under such plan for the taxable year and all preceding taxable years, by or on behalf of any participant with respect to whom the failure relates, are includible as ordinary income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included as ordinary income. In addition, the deferred amount may be subject to interest and an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). The interest, which is equal to the interest at the underpayment rate plus one percentage point, is imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.

To the extent applicable, the A/R LTIP and awards granted under the A/R LTIP have been and will be structured and interpreted to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the administrator to preserve the intended tax treatment of awards granted under the A/R LTIP, the A/R LTIP and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Plan Benefits Table

The number of awards that our named executive officers, other executive officers, other employees and non-employee directors may receive under the A/R LTIP will be determined at the discretion of the Board in the future. The Board has not made any determination to make future grants to any persons under the A/R LTIP as of the date of this information statement. Although the dollar value of compensation to be paid to non-employee directors is not discretionary, the Board maintains the discretion to grant a certain portion of their compensation in cash or in awards under the A/R LTIP. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the A/R LTIP.

Securities Authorized for Issuance Under Equity Compensation Plan

The following table sets forth certain information relating to our Current LTIP as of October 12, 2017:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by securities holders	1,187,837	—	177,952
Equity compensation plans not approved by security holders	—	—	—
Total	1,187,837		177,952

(1)	Reflects the number of previously granted equity incentive awards, representing Phantom Units outstanding at October 12, 2017, issued pursuant to the LTIP and includes 43,225 Phantom Units issued pursuant to the LTIP that upon vesting entitle the participant to receive cash for an amount equivalent to the closing market price for one of our common units on the vesting date multiplied by the number of vested Phantom Units.
(2)	Reflects the remaining equity incentive awards, representing Phantom Units that are convertible into common units available for issuance pursuant to the LTIP.

VOTING PROCEDURES

Pursuant to Delaware corporate law, the affirmative vote or consent of the holders of a majority of our outstanding common units, subordinated units and Class A Units is sufficient to adopt the A/R LTIP, which vote was obtained through the written consent of the Consenting Majority Unitholders as the record owner of a majority of the issued and outstanding common and subordinated units. Accordingly, no other votes are necessary to adopt the A/R LTIP, and your approval is neither required nor requested.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Employees of the General Partner who perform services for us and the General Partner and the members of the Board will be eligible to receive awards under the A/R LTIP.  Accordingly, members of the Board and executive officers of our General Partner have a substantial interest in the approval of the A/R LTIP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our internet address is www.usdpartners.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. You can obtain this information without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:

USD Partners LP

811 Main Street, Suite 2800

Houston, Texas 77002

Attention: Investor Relations

Phone: (281) 291-0510

Delivery of Documents to Unitholders Sharing an Address

Unless we have received contrary instructions from a unitholder, we are delivering only one information statement to multiple unitholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs. We will, upon request, promptly deliver a separate copy of the information statement to a unitholder who shares an address with another unitholder. A unitholder who wishes to receive a separate copy of the information statement may direct such request to the investor relations contact listed above. Unitholders who receive multiple copies of the information statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the investor relations contact listed above.

* * * * * *

USD PARTNERS LP
AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

This USD Partners LP 2014 Amended and Restated Long-Term Incentive Plan (the “Plan”) has been adopted by USD Partners GP LLC, a Delaware limited liability company (the “Company”), the general partner of USD Partners LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership and the Company by providing incentive compensation awards denominated in or based on Units to Employees, Consultants and Directors to encourage superior performance. The Plan is also intended to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership, the Company and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Partnership, the Company and their Affiliates.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

“Award” means an Option, Restricted Unit, Phantom Unit, DER, Substitute Award, Unit Appreciation Right, Unit Award or Profits Interest Unit granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced and which agreement may include a separate plan, policy, agreement or other written document.

“Board” means the board of directors or board of managers, as the case may be, of the Company.

“Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, a finding by the Committee, before or after the Participant’s termination of Service, of: (i) any material failure by the Participant to perform the Participant’s duties and responsibilities under any written agreement between the Participant and the Company or its Affiliate(s); (ii) any act of fraud, embezzlement, theft or misappropriation by the Participant relating to the Company, the Partnership or any of their Affiliates; (iii) the Participant’s commission of a felony or a crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Participant in the conduct of the Participant’s duties and responsibilities with the Company or any Affiliate(s) of the Company or which adversely affects the image, reputation or business of the Company, the Partnership or their Affiliates; or (v) any material breach by the Participant of any agreement between the Company or any of its Affiliates, on the one hand, and the Participant on the other. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Participant and the impact thereof, will be final for all purposes.

“Change in Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i)       any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or an Affiliate of the Company (as determined immediately prior to such event), shall become the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii)       the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii)       the sale or other disposition by either the Company or the Partnership of all or substantially all of the Company’s or the Partnership’s assets, respectively, in one or more transactions to any Person other than the Company, the Partnership or an Affiliate of the Company or of the Partnership; or

(iv)       a transaction resulting in a Person other than the Company or an Affiliate of the Company (as determined immediately prior to such event) being the sole general partner of the Partnership.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation subject to Section 409A or such compensation otherwise would be subject to Section 409A, the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board, except that it shall mean such committee of the Board as may be appointed by the Board to administer the Plan, or as necessary to comply with applicable legal requirements or listing standards.

“Consultant” means an individual who renders consulting services to the Company, the Partnership or any of their Affiliates.

“DER” means a distribution equivalent right, representing a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Director” means a member of the board of directors or board of managers, as the case may be, of the Company, the Partnership or any of their Affiliates who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

“Disability” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company, the Partnership or one of their Affiliates and the applicable Participant, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s, the Partnership’s or one of their Affiliates’ long-term disability insurance policy or plan, as applicable, for employees as then in effect; or in the event that a Participant is not covered, for whatever reason, under any such long-term disability insurance policy or plan for employees of the Company, the Partnership or one of their Affiliates or the Company, the Partnership or one of their Affiliates does not maintain such a long-term disability insurance policy, “Disability” means a total and permanent disability within the meaning of Section 22(e)(3) of the Code; provided, however, that if a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation subject to Section 409A or such compensation otherwise would be subject to Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, Participants shall submit to an examination by such physician upon request by the Committee.

“Employee” means an employee of the Company, the Partnership or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Units on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Units are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select. If there is no regular public trading market for the Units, the Fair Market Value of the Units shall be determined by the Committee in good faith and, to the extent applicable, in compliance with the requirements of Section 409A.

“Option” means an option to purchase Units granted pursuant to Section 6(a) of the Plan.

“Other Unit-Based Award” means an award granted pursuant to Section 6(f) of the Plan.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan and any authorized transferee of such individual.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

“Profits Interest Unit” means to the extent authorized by the Partnership Agreement, an interest in the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted pursuant to Section 6(b) of the Plan that is subject to a Restricted Period.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be amended or issued after the Effective Date (as defined in Section 9 below).

“Service” means service as an Employee, Consultant or Director. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the questions of whether and when a termination of Service occurred and/or resulted from a discharge for Cause, and all questions of whether particular changes in status or leaves of absence constitute a termination of Service. The Committee, in its sole discretion, subject to the terms of any applicable Award Agreement, may determine that a termination of Service has not occurred in the event of (a) a termination where there is simultaneous commencement by the Participant of a relationship with the Partnership, the Company or any of their Affiliates as an Employee, Director or Consultant or (b) a termination which results in a temporary severance of the service relationship.

“Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.

“Unit” means a Common Unit of the Partnership.

“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.

“Unit Award” means an award granted pursuant to Section 6(d) of the Plan.

SECTION 3. Administration.

(a)       The Plan shall be administered by the Committee, subject to subsection (b) below; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their Affiliates, any Participant and any beneficiary of any Participant.

(b)       To the extent permitted by applicable law and the rules of any securities exchange on which the Units are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Section 3(a); provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Units are listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee, as applicable, specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3(b) shall serve in such capacity at the pleasure of the Board and the Committee.

SECTION 4. Units.

(a)       Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is three million six hundred fifty-four thousand one hundred sixty-seven (3,654,167). If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose unless and until such Restricted Units vest and any restrictions placed upon them under the Plan lapse), the Units subject to such Award that are not actually delivered pursuant to such Award shall again be available for Awards under the Plan. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Units issued in assumption of, or in substitution for, any outstanding awards of any entity (including an existing Affiliate of the Partnership) that is (or whose securities are) acquired in any form by the Partnership or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

For the avoidance of doubt, neither the Class A Units (as defined in the Partnership Agreement) that were previously granted to certain recipients by the Partnership nor any Units into which the Class A Units may be converted under the terms of the Partnership Agreement shall reduce the number of Units that may be granted under the Plan.

(b)       Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate thereof or any other Person, or Units otherwise issuable by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)       Anti-dilution Adjustments.

(i) Equity Restructuring. With respect to any “equity restructuring” event (within the meaning of ASC Topic 718) that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

(ii) Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of Partnership assets to unitholders, or any other change affecting the Units of the Partnership, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Units that may be issued under the Plan; (B) the number and kind of Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (D) the grant or exercise price per Unit for any outstanding Awards under the Plan.

SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

(a)       Options and UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and UARs which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options and UARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Consultant or Director.

(i)       Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(ii)       Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or UAR, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise through procedures approved by the Company, or any combination of the foregoing methods.

(iii)       Exercise of Options and UARs on Termination of Service. Each Option and UAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option or UAR following a termination of the Participant’s Service. Unless otherwise determined by the Committee, if the Participant’s Service is terminated for Cause, the Participant’s right to exercise the Option or UAR shall terminate as of the start of business on the effective date of the Participant’s termination. Unless otherwise determined by the Committee, to the extent the Option or UAR is not vested and exercisable as of the termination of Service, the Option or UAR shall terminate when the Participant’s Service terminates.

(iv)       Term of Options and UARs. The term of each Option and UAR shall be stated in the Award Agreement, provided, that the term shall be no more than ten (10) years from the date of grant thereof.

(b)       Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(i)       Payment of Phantom Units. The Committee shall specify, or permit the Participant to elect in accordance with the requirements of Section 409A, the conditions and dates or events upon which the cash or Units underlying an award of Phantom Units shall be issued, which dates or events shall not be earlier than the date on which the Phantom Units vest and become nonforfeitable and which conditions and dates or events shall be subject to compliance with Section 409A (unless the Phantom Units are exempt therefrom).

(ii)       Vesting of Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

(c)       DERs. The Committee shall have the authority to determine the Employees, Consultants and/or Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.

(d)       Unit Awards. Awards of Units may be granted under the Plan (i) to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select, and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(e)       Profits Interest Units. Any Award consisting of Profits Interest Units may be granted to an Employee, Consultant or Director for the performance of services to or for the benefit of the Partnership (i) in the Participant’s capacity as a partner of the Partnership, (ii) in anticipation of the Participant becoming a partner of the Partnership, or (iii) as otherwise determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose.

(f)       Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement.

(g)       Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who are or who become Employees, Consultants or Directors in connection with a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the securities or assets of another entity (including in connection with the acquisition by the Partnership or one of its Affiliates of additional securities of an entity that is an existing Affiliate of the Partnership). Such Substitute Awards that are Options or UARs may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A and other applicable laws and securities exchange rules.

(h)       General.

(i)       Award Agreements. Each Award shall be evidenced in writing in an Award Agreement that shall reflect any vesting conditions or restrictions imposed by the Committee covering a period of time specified by the Committee and shall also contain such other terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Where signature or electronic acceptance of the Award Agreement by the Participant is required, any such Awards for which the Award Agreement is not signed or electronically accepted shall be forfeited.

(ii)       Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s Service for any reason during an applicable Restricted Period, all outstanding, unvested Awards held by such Participant shall be automatically forfeited by the Participant. Notwithstanding the immediately preceding sentence, the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to any such Award; provided, that any such waiver shall be effective only to the extent that such waiver will not cause (i) any Award intended to satisfy the requirements of Section 409A to fail to satisfy such requirements or (ii) any Award intended to be exempt from Section 409A to become subject to and to fail to satisfy such requirements.

(iii)        Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv)       Limits on Transfer of Awards.

(A)       Except as provided in paragraph (C) below, each Option and UAR shall be exercisable only by the Participant (or the Participant’s legal representative in the case of the

Participant’s Disability or incapacitation) during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)       Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.

(C)       The Committee may provide in an Award Agreement or in its discretion that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by the Award Agreement or any other agreement or policy restricting the transfer of such Units.

(v)       Term of Awards. Subject to Section 6(a)(iv) above, the term of each Award, if any, shall be for such period as may be determined by the Committee.

(vi)       Unit Certificates. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to any Participant certificates evidencing Units issued in connection with any Award and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units or other securities of the Partnership delivered under the Plan and all Units issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.

(vii)       Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(viii)       Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 7. Amendment and Termination; Certain Transactions.

Except to the extent prohibited by applicable law:

(a)       Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner at any time for any reason or for no reason without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain securityholder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.

(b)       Amendments to Awards. Subject to Section 7(a) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(c)       Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change in Control, any transaction or event described in Section 4(c) above, any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the Company or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, which need not be uniform with respect to all Participants or all Awards, may take any one or more of the following actions:

(i)       provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii)       provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii)       make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price), and/or the vesting and performance criteria included in, outstanding Awards;

(iv)       provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)       provide that the Award cannot be exercised or become payable after such event and shall terminate upon such event.

Notwithstanding the foregoing, (i) with respect to an above event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to ASC Topic 718, the provisions in Section 4(c) above shall control to the extent they are in conflict with the discretionary provisions of this Section 7, provided, however, that nothing in this Section 7(c) or Section 4(c) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this

Section 7 or in Section 4(c) above; and (ii) no action shall be taken under this Section 7 which shall cause an Award to result in taxation under Section 409A, to the extent applicable to such Award.

SECTION 8. General Provisions.

(a)       No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, including the treatment upon termination of Service or pursuant to Section 7(c). The terms and conditions of Awards need not be the same with respect to each recipient.

(b)       Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash or Units, including Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of an Award, including its grant, its exercise, the lapse of restrictions thereon, or any payment or transfer thereunder or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be so withheld or surrendered shall be limited to the number of Units which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(c)       No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their Affiliates, or to continue to serve as a Consultant or a Director, as applicable. Furthermore, the Company, the Partnership and/or an Affiliate thereof may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.

(d)       No Rights as Unitholder. Except as otherwise provided herein, a Participant shall have none of the rights of a unitholder with respect to Units covered by any Award unless and until the Participant becomes the record owner of such Units.

(e)      Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall be drafted with the intention to include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date (as defined in Section 9 below), the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Partnership, the Company or any of their Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Partnership, the Company or any of their Affiliates have any liability for failing to do so. If any termination of Service constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, such termination of Service must also constitute a “separation from service” within the meaning of Section 409A. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4). Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A as of the date of such Participant’s termination of Service and the Company determines that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A that: (i) are subject to the provisions of Section

409A; (ii) are not otherwise exempt under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid, without interest, on the first business day following the earlier of: (1) the date that is six months and one day following the date of termination; or (2) the date of the Participant’s death. Each payment or amount due to a Participant under this Plan shall be considered a separate payment, and a Participant’s entitlement to a series of payments under this Plan is to be treated as an entitlement to a series of separate payments.

(f)       Lock-Up Agreement. Each Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by it for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor rule.

(g)       Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Units are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company or the Partnership, provide such assurances and representations to the Company or the Partnership as the Company or the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s or the Partnership’s obligations with respect to tax equalization for Participants employed outside their home country.

(h)       Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(i)       Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j)       Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(k)       No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership or any of their Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate of the Partnership.

(l)       No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(m)       Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(n)       No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or the Partnership provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person and assumes no liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.

(o)       Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee to address misconduct of Company officers or individual Participants, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company or the Partnership, which clawback policy may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company and the Partnership reserve the right, without the consent of any Participant, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Plan or any Award Agreement with retroactive effect.

(p)        Unit Retention Policy. The Committee may provide in its sole and absolute discretion, subject to applicable law, that any Units received by a Participant in connection with an Award granted hereunder shall be subject to a unit ownership, unit retention or other policy restricting the sale or transfer of units, as the Committee may determine to adopt, amend or terminate in its sole discretion from time to time.

(q)       Limitation of Liability. No member of the Board or the Committee or Employee to whom the Board or the Committee has delegated authority in accordance with the provisions of Section 3 of this Plan shall be liable for anything done or omitted to be done by him or her by any member of the Board or the Committee or by any Employee in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(r)       Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Partnership, the Company and all of their Affiliates shall be relieved of any further liability for payment of such amounts.

SECTION 9. Term of the Plan.

The Plan became effective on the date on which the original Plan was adopted by the Board (the “Effective Date”) and shall continue until the date terminated by the Board. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.